TIMET DECLARES REGULAR QUARTERLY DIVIDEND ON COMMON STOCK FOR THE FIRST QUARTER 2012 OF $.075 PER SHARE

DALLAS, TEXAS . . . February 16, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced today that its board of directors has declared a quarterly dividend of $.075 per share on its Common Stock, payable on March 21, 2012 to stockholders of record as of the close of business on March 9, 2012.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

• • • • •